UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 16, 2018

Axon Enterprise, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-16391	86-0741227
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
17800 N. 85th St.
Scottsdale, Arizona 85255
(Address of principal executive offices, including zip code)
(480) 991-0797
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01    Entry into a Material Definitive Agreement.

Underwritten Public Offering of 4,300,000 Shares

On May 16, 2018, Axon Enterprise, Inc., a Delaware corporation (the “Company”), and Patrick W. Smith, the Chief Executive Officer and Founder of the Company, entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, representatives of the several underwriters listed in the Underwriting Agreement (the “Underwriters”), relating to the public offering of an aggregate of 4,300,000 shares of common stock, par value $0.00001 per share (the “Shares”), at the public offering price of $53.00 per Share (the “Offering Price”).

Pursuant to the Underwriting Agreement, 4,000,000 Shares will be issued and sold by the Company and 300,000 Shares will be sold by Mr. Smith and, further, the Company has granted the Underwriters an option to purchase up to an additional 645,000 Shares at the Offering Price less any underwriting discounts and commissions (the “Option”). The Option is exercisable for 30 days from the date of the prospectus used in connection with the confirmation of sales.

The estimated net proceeds to the Company from the sale of the Shares to be issued and sold by the Company are expected to be approximately $201.4 million, or approximately $234.0 million if the Underwriters exercise the Option in full, and the estimated net proceeds to Mr. Smith from the sale of the Shares to be sold by Mr. Smith are expected to be approximately $15.1 million, after deducting underwriting discounts and commissions and other estimated offering expenses. The Company will not receive any of the proceeds from the sale of Shares by Mr. Smith. The offering is expected to close on or about May 21, 2018, subject to customary closing conditions.

The Shares being offered were registered by the Company under an automatically effective shelf registration statement on Form S-3 (File No. 333-224918) filed with the SEC on May 14, 2018 and are being offered pursuant to a preliminary prospectus supplement, dated May 14, 2018, and a final prospectus supplement, dated May 17, 2018, describing the terms of the offering.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company and Mr. Smith, customary conditions to closing, indemnification obligations of the Company, Mr. Smith and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. A copy of the Underwriting Agreement is attached as Exhibit 1.1 to this report and is incorporated herein by reference, and the description of the Underwriting Agreement herein is qualified in its entirety by reference to such exhibit. A copy of the opinion of Goodwin Procter LLP relating to the legality of the issuance and sale of the shares of Common Stock is attached as Exhibit 5.1 to this report.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1
Underwriting Agreement, dated as of May 16, 2018, by and among Axon Enterprise, Inc., the Selling Stockholder named therein, J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, as representatives of the underwriters.

5.1	Opinion of Goodwin Procter LLP
23.1	Consent of Goodwin Procter LLP (contained in Exhibit 5.1)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 18, 2018

AXON ENTERPRISE, INC.

By:	/s/ Jawad A. Ahsan
Jawad A. Ahsan
Chief Financial Officer